April 12, 1999

Fidelity Investments Life Insurance Company
Fidelity Investments Variable Annuity Account I
82 Devonshire Street
Boston, Massachusetts 02109

 Re: Registration No. 33-54926

Ladies and Gentlemen:

 We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information contained in Post-Effective Amendment No. 7 to the Registration Statement on Form N-4 (File No. 33-54926) for Fidelity Investments Variable Annuity Account I filed by the Account with the Securities and Exchange Commission pursuant to the Securities Act of 1933.

 Very truly yours,

JORDEN BURT BOROS CICCETTI BERENSON & JOHNSON LLP

 By:  /s/Michael Berenson
         Michael Berenson